Exhibit 10.1

Chemomab Therapeutics, Ltd.
Kiryat Atidim, Building 7
Tele Aviv, Israel 6158002

Date: October 10, 2022

Matt Frankel
672 Prospect Avenue
Princeton, New Jersey 08540

Dear Matt:

Chemomab Therapeutics, Inc. (the “Company”) is pleased to offer you employment as Chief Medical Officer & VP, Drug Development on the following terms:

1.     Position; Effective Date. You will report to the Chairman & Chief Executive Officer and will perform the duties customarily associated with this position, and such other duties assigned by the Company. You shall devote your full time and attention to the business affairs of the Company. This agreement shall be effective and your employment with the Company shall commence on a date mutually acceptable to you and the Company. The date you actually commence working for the Company, is referred to as your “Start Date.” Your Start Date will be November 14, 2022. Your employment is contingent upon the verification of information within the background check process as well as the reference feedback received.

2.     Compensation and Benefits.

Base Salary. Beginning on your Start Date, your annual base salary will be $450,000 less payroll deductions and required withholdings, paid according to the Company’s regular payroll schedule and procedures. Your regular base salary will not accrue prior to your Start Date.

Performance Bonus. Each calendar year, you will be eligible to earn an additional cash bonus with a target bonus of up to 45% of base salary, based on the Board’s assessment of employee’s individual performance and overall, Company performance. In order to earn and receive the bonus, the employee must remain employed by the Company through and including the bonus payout date, which will be on or before March 15 of the year following the year for which it is paid. The determination of whether the employee has earned a bonus and the amount thereof shall be determined by the Board (and/or a committee thereof) in its sole and absolute discretion. The Company reserves the right to modify the bonus criteria and targets from year to year. Since you are commencing your employment after October 1st, you will not be eligible for a 2022 performance bonus.

Special Milestone Bonuses. You will be eligible for special bonuses of $200,000. On the first payroll following 60 days of employment, you will earn a one-time bonus of $100,000, less applicable withholdings (the “Start Bonus”). The Company will pay you that Special Start Bonus within sixty (60) days after your start date with the Company (the “Start Date”). You will also be eligible to earn a second special bonus of $100,000. The Company will pay you this “Second Special Bonus” within one hundred twenty (120) days of employment. You must be employed by Chemomab to be eligible for either bonus payment.

Stock Options. Time-Based Stock Option Grant. Subject to the approval of the Parent Board, the Employee will be granted an option to purchase up to 125,000 ADSs (the “Time-Based Option Shares”). This option will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remainder in equal amounts over the next 36 monthly periods. This option will be governed by the terms of the Parent’s 2017 Share Incentive Plan as amended from time to time (the “Plan”), and any award agreement thereunder.

Employee Benefits. You shall be entitled to all benefits for which you are eligible under the terms and conditions of the standard Company benefit plans at such time as such benefits are provided by the Company to its employees generally.

3.     Other Activities During Employment.

Activities. Except with the prior written consent of the Company, you will not during your employment undertake or engage in any other employment, occupation, or business enterprise without written agreement by the company. I may engage in civic and not-for-profit activities, so long as such activities do not interfere with the performance of my job duties.

Investment and Interests. Except as otherwise permitted by the Confidentiality Agreement (as defined below), during your employment you agree not to acquire, assume, or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, or its business or prospects, financial or otherwise.

4.     Company Policies; Employee Confidential Information and Inventions Agreement. You agree to execute, or have previously executed, the Company’s Employee Confidential Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A (the “Confidentiality Agreement”). You further agree to abide by the Company’s rules, policies, and procedures.

5.     At-Will Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be on an “at will” basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability. Although your job duties, title, compensation, and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, this policy of at-will employment is the entire agreement as to the duration of your employment and may only be modified in an express written agreement signed by you and the Company.

6.     General Provisions.

Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but such invalid, illegal or unenforceable provision will be reformed, construed and enforced in such jurisdiction so as to render it valid, legal, and enforceable consistent with the intent of the parties insofar as possible.

Entire Agreement. This Agreement, together with its exhibits, constitutes the entire and exclusive agreement between you and the Company, and it supersedes any prior agreement, promise, representation, or statement, written or otherwise, between you and the Company with regard to this subject matter. It is entered into without reliance on any promise, representation, statement, or agreement other than those expressly contained or incorporated herein, and it cannot be modified or amended except in a writing signed by you and a duly authorized officer of the Company.

Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by you, the Company and your and its respective successors, assigns, heirs, executors, and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder without the written consent of the Company, which shall not be withheld unreasonably. Furthermore, it shall be considered a material breach of this agreement if the Company does not obtain assumption of this agreement by any successor to the Company.

Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of New York.

Arbitration. Any and all controversies, claims or disputes between you and the Company (including any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from your employment with Company or the termination of your employment with Company shall be submitted to and settled by binding arbitration in New York State, in accordance with the Employment Dispute Resolution Rules then in effect of the American Arbitration Association (the “AAA Rules”). Arbitration will be conducted by one arbitrator, mutually selected by you and the Company. The final decision of the arbitrator(s) shall be furnished to you and the Company in writing and shall constitute a conclusive determination of the issue(s) in question, binding upon you and the Company and shall not be contested by either you or the Company. You acknowledge and agree that you are agreeing to arbitrate disputes voluntarily and without any duress or undue influence by the Company or anyone else. You further acknowledge and agree that you have carefully read these terms and that you have asked any questions needed for you to understand the terms, consequences and binding effect of this agreement and fully understand it, including that you are waiving your right to a jury trial. Finally, you agree that you have been provided an opportunity to seek the advice of an attorney of your choice before signing up to these terms.

Execution. This letter may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes.

[Signature page follows]

Please sign and date this letter, and the enclosed Employee Confidential Information and Inventions Assignment Agreement and return them to Sarajane Mackenzie by October 17, 2022, if you wish to accept employment at the Company under the terms described above.

We look forward to your favorable reply and to a productive and enjoyable work relationship.

Very truly yours, Chemomab Therapeutics, Ltd.

	By:	/s/ Dale R. Pfost
Name: Dale R. Pfost Title: Chairman & CEO

ACCEPTED AND AGREED: Matthew Frankel

/s/ Matthew Frankel
Signature

10/11/2022
Date

Exhibit A – Employee Confidential Information and Inventions Assignment Agreement

Exhibit A

Employee Confidential Information and Inventions Assignment Agreement